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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
of West Marine, Inc.:

We consent to the incorporation by reference in this Registration Statement of West Marine, Inc. on Form S-4 of our reports dated February 6, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of West Marine, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Francisco, California
MAY 13, 1996